Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TrueCar, Inc. (the “Company”), on Form 10-Q for the period ended June 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), Scott Painter, as Chief Executive Officer, and Michael Guthrie,  as Chief Financial Officer, of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2014	By:	/s/ Scott Painter
Scott Painter
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Date: August 13, 2014	By:	/s/ Michael Guthrie
Michael Guthrie
Chief Financial Officer (Principal Financial Officer)